Contacts: Media Relations, George Lewis, 610-774-4687 Investor Relations, Andy Ludwig, 610-774-3389 Talen Energy Stockholders Approve Acquisition by Affiliates of Riverstone Holdings LLC ALLENTOWN, Pa. (Oct. 6, 2016) – Talen Energy Corporation (NYSE: TLN) (“Talen Energy” or “the Company”) announced today the results of a special meeting of stockholders held to, among other things, approve a proposed merger of the Company with and into an affiliate of Riverstone Holdings LLC (“Riverstone”), a private investment firm, for cash consideration of $14.00 per share of Talen Energy common stock. Stockholders approved all proposals put forward at the meeting. The required vote of a majority of Talen Energy stockholders not affiliated with Riverstone was obtained, satisfying a condition under the merger agreement. Results of stockholder voting will be filed with the Securities and Exchange Commission by Oct. 13, 2016. The signing of the merger agreement was announced on June 3, 2016. The parties have been granted early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and received an order from the New York Public Service Commission on Sept. 19, 2016 approving the transaction as it applies to Talen Energy’s ownership and operation of the Athens power plant. Applications to approve the transaction remain pending before the Federal Energy Regulatory Commission and the Nuclear Regulatory Commission. The transaction remains on schedule to close by the end of 2016, subject to receipt of required regulatory approvals and satisfaction of other customary closing conditions. About Talen Energy Talen Energy is one of the largest competitive energy and power generation companies in North America. The company owns or controls 16,000 megawatts of generating capacity in well-developed, structured wholesale power markets, principally Exhibit 99.1 in the Northeast, Mid-Atlantic and Southwest regions of the United States. For more information, visit www.talenenergy.com. About Riverstone Riverstone is an energy and power-focused private investment firm founded in 2000 by David M. Leuschen and Pierre F. Lapeyre, Jr. with approximately $34 billion of equity capital raised. Riverstone conducts buyout and growth capital investments in the exploration & production, midstream, oilfield services, power and renewable sectors of the energy industry. With offices in New York, London, Houston and Mexico City, the firm has committed approximately $30 billion to more than 120 investments in North America, Latin America, Europe, Africa and Asia. Visit www.riverstonellc.com for more information. Forward-Looking Information Statements contained in this news release are "forward-looking statements" within the meaning of the federal securities laws. These statements often include such words as "believe," "expect," "anticipate," "intend," "plan," "estimate," "target," "project," "forecast," "seek," "will," "may," "should," "could," "would" or similar expressions. Although Talen Energy and its subsidiaries believe that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. Among the important factors that could cause actual results to differ materially from the forward-looking statements are: failure to complete the Merger as a result of the failure to obtain necessary regulatory approvals or otherwise; the payment by Talen Energy of a termination fee if the Merger Agreement is terminated in certain circumstances; the loss of key customers and suppliers resulting from any uncertainties associated with the Merger; the negative impact on the Talen Energy's business and the market price for Talen Energy's common stock should the Merger not be consummated; ability to secure final approval of the Colstrip settlement agreement from the federal court; adverse economic conditions; changes in commodity prices and related costs; the effectiveness of Talen Energy's risk management techniques, including hedging; accounting interpretations and requirements that may impact reported results; operational, price and credit risks in the wholesale and retail electricity markets; Talen Energy's ability to forecast the actual load needed to perform full-requirements sales contracts; weather conditions affecting generation, customer energy use and operating costs and revenues; disruptions in fuel supply; circumstances that may impact the levels of coal inventory that are held; the performance of transmission facilities and any changes in the structure and operation of, or the pricing limitations imposed by, the RTOs and ISOs that operate those facilities; blackouts due to disruptions in neighboring interconnected systems; competition; federal and state legislation and regulation; costs of complying with environmental and related worker health and safety laws and regulations; the impacts of climate change; the availability and cost of emission allowances; changes in legislative and regulatory policy; security and safety risks associated with nuclear generation; Talen Energy's level of indebtedness; the terms and conditions of debt instruments that may restrict Talen Energy's ability to operate its business; the performance of Talen Energy's subsidiaries and affiliates, on which its cash flow and ability to meet its debt obligations largely depend; the risks inherent with variable rate indebtedness; disruption in financial markets; Talen Energy's ability to access capital markets; acquisition or divestiture activities, and Talen Energy's ability to realize expected synergies and other benefits from such business transactions, including in connection with the completed MACH Gen acquisition; changes in technology; any failure of Talen Energy's facilities to operate as planned, including in connection with scheduled and unscheduled outages; Talen Energy's ability to optimize its competitive power generation operations and the costs associated with any capital expenditures, including the Brunner Island and Montour dual-fuel projects; significant increases in operation and maintenance expenses; the loss of key personnel, the ability to hire and retain qualified employees and the impact of collective labor bargaining negotiations; war, armed conflicts or terrorist attacks, including cyber-based attacks; risks associated with federal and state tax laws and regulations; any determination that the transaction that formed Talen Energy does not qualify as a tax-free distribution under the Internal Revenue Code; Talen Energy's ability to successfully integrate the RJS Power businesses and to achieve anticipated synergies and cost savings as a result of the spinoff transaction and combination with RJS Power; costs of complying with reporting requirements as a newly public company and any related risks of deficiencies in disclosure controls and internal control over financial reporting as a standalone entity; and the ability of affiliates of Riverstone to exercise influence over matters requiring Board of Directors and/or stockholder approval. Any such forward-looking statements should be considered in light of such important factors and in conjunction with Talen Energy's Form 10-K for the year ended December 31, 2015, Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016, and its other reports on file with the SEC.